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EXHIBIT 11.1


                    NU-KOTE HOLDING, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                     FOR THE THREE MONTHS ENDED
                                                     --------------------------
                                                       JUNE 28,      JUNE 30,
                                                         1996         1995
                                                         ----         ----
PRIMARY
  Shares outstanding:
   Weighted average number of shares outstanding         21,751      21,400

   Net effect of dilutive stock options (1)                 748         762
                                                       --------     -------
                                                         22,499      22,162
                                                       --------     -------
                                                       --------     -------
  Net income                                           $  1,795     $ 4,873
                                                       --------     -------
                                                       --------     -------
  Net income per common share                          $   0.22     $  0.22
                                                       --------     -------
                                                       --------     -------
FULLY DILUTED
  Shares outstanding:
   Weighted average number of shares outstanding         21,751      21,400

   Net effect of dilutive stock options (1)                 748         936
                                                       --------     -------
                                                         22,499      22,336
                                                       --------     -------
                                                       --------     -------
  Net income                                           $  1,795     $ 4,873
                                                       --------     -------
                                                       --------     -------
  Net income per common share                          $   0.22     $  0.22
                                                       --------     -------
                                                       --------     -------
______________________
(1) The net effects for the three month periods ended June 28, 1996 and June 30, 1995 are based upon the treasury stock method using average market price during the periods for the primary amounts, and the higher of the average market price or the market price at the end of the period for the fully diluted amounts.




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